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                                  EXHIBIT 10.14

                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT ("Sublease") is entered into this 31 day of October, 2000, by and between Enmax Corporation ("Sublessor"), and EnvironMax.com, Inc. ("Sublessee"), with reference to the following:

        A. Sublessor, as tenant, entered into that certain lease agreement ("Prime Lease") dated March 13, 1997, with Stacey Properties ("Landlord"), as landlord, leasing certain property located at 370 S. 500E., Suite 120, Clearfield, Utah ("Premises"), as more particularly described in the Prime Lease. A copy of the Prime Lease including all amendments thereto is attached hereto as Exhibit A and made a part hereof.

        B. Sublessor and Sublessee have agreed, that Sublessor shall sublet to Sublessee, and Sublessee shall sublease from Sublessor, a portion of the Premises in accordance with the terms of this Sublease.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby covenant and agree as follows:

        1. Subleased Premises. Sublessor hereby leases to Sublessee, and Sublessee leases from Sublessor, approximately 1800 square feet of space, comprising a portion of the Premises, which is more particularly shown cross hatched in red on the schematic drawing attached hereto as Exhibit B ("Subleased Premises").

        2. Term.

                a. Original Term. The term ("Original Term") of this Sublease shall commence on November 1, 2000 ("Commencement Date"), and shall end on October 31, 2001, unless sooner terminated pursuant to this Sublease or the Prime Lease.

        3. Rent. Sublessee shall pay to Sublessor, as monthly rent ("Rent") for the Subleased Premises, in advance on the first day of each and every month during the term hereof beginning on November 1, 2000, without deduction or offset, the amount of $1,319. It is the intent of the parties that Sublessee shall pay any and all costs and expense related to the Subleased Premises including common area charges and utilities. If the Commencement Date or the expiration or termination date of this Sublease occurs on a day other than the first day of a calendar month, the Rent for such fractional month shall be prorated on a per diem basis. All Rent shall be paid by Sublessee to Sublessor in lawful money of the United States of America, in immediately available funds, without notice or demand, at the address for Sublessor set forth below. Sublessee shall pay when due during the Term all charges for utilities of any nature incurred at the Subleased Premises.

        4. Use. Sublessee shall use the Subleased Premises for the carrying out of its business and for no other purpose without the prior written consent of Sublessor. Sublessee's



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violation of this clause shall constitute a material breach by Sublessee under this Sublease, which shall entitle Sublessor to pursue any of the remedies available to Sublessor under this Sublease.

        5. Late Fee and Interest. All installments of Rent which are not paid by Sublessee to Sublessor within five (5) days after the same is due ("Delinquency Date") shall bear interest from and after the due date until paid at a rate equal to the lesser of eighteen percent (18%) per annum or the highest legal rate of interest. In addition to the foregoing, Sublessee shall immediately pay Sublessor as a late fee an amount equal to five percent (5%) of any amounts not paid to Sublessor on or before such Delinquency Date.

        6. Use; Alterations. The Subleased Premises shall be used solely for uses permitted by the Prime Lease. Sublessee shall not make any alterations, additions, or improvements to the Subleased Premises without Sublessor's prior written consent. In connection with the operation of Sublessee's business in the Subleased Premises, Sublessee shall be responsible for complying with all applicable governmental laws, statutes, rules, regulations, orders and ordinances ("Laws"). In the event any governmental authority requires any repairs, improvements or alterations to be made to the Subleased Premises or any portion thereof (collectively, "Governmental Repairs") as a result of the specific nature of Sublessee's business operations in the Subleased Premises, Sublessee shall make and pay for such Governmental Repairs. Any such Governmental Repairs shall be completed in accordance with plans and specifications approved by Sublessor and Sublessor shall have the option, in its sole discretion, to complete any such Governmental Repairs and bill Sublessee for all costs in connection therewith.

        7. Condition of Subleased Premises. Sublessee represents to Sublessor that Sublessee has been given the opportunity to inspect the Subleased Premises prior to the execution and delivery of this Sublease and has found the same to be satisfactory for all purposes hereunder and, Sublessee accepts the Subleased Premises in, their "As Is", "Where Is" condition, subject to all legal requirements, and any state of facts which an accurate survey or physical inspection of the Sublease Premises might show, without warranties, either express or implied, and "with all faults", including but not limited to both latent and patent defects. Sublessee hereby waives all warranties, express or implied, regarding the title, condition and use of the Subleased Premises, including, but not limited to any warranty of merchantability or fitness for a particular purpose.

        8. Prime Lease. This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the landlord under the Prime Lease and Sublessee were the tenant under the Prime Lease. Sublessee shall have no right to exercise, and Sublessor shall have no obligation to exercise, any options available to Sublessor under the Prime Lease or any rights of control or termination under the Prime Lease. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Sublessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor and Landlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.



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        9. Maintenance. Sublessee covenants and agrees, at its own expense, to keep and maintain the Subleased Premises in good order and repair and shall not damage or deface the Subleased Premises. Sublessee shall be obligated to repair and maintain the Subleased Premises including structural repairs, replacement or repair of plumbing, electrical systems, site improvements such as sewer and water, roof, exterior walls and foundation, entry ways, parking areas, landscaping and walkways, windows, HVAC system, interior walls, lighting, carpeting and flooring. Said repairs and maintenance shall also include, but is not limited to, repairs, cleaning and snow and ice removal.

        10. Insurance.

                a. Sublessee waives all claims against Sublessor for damage to property in, upon or adjoining the Subleased Premises, and for injuries to persons in or about said Subleased Premises from any cause arising at any time during Term, if not attributable to the gross negligence or willful misconduct of Sublessor. Sublessee, at its sole costs and expense, shall maintain throughout the Term commercial general public liability and property damage insurance covering risks on the Subleased Premises in an amount of at least $2,000,000 combined single limit liability, with deductibles of no greater than $5,000.00. Sublessee shall be responsible for the payment of all deductibles in connection with any and all claims under such insurance policy or policies.

                b. During the Term, Sublessee shall maintain an all-risk special form policy of property insurance for the benefit of Sublessor, Sublessor's mortgagee, if any, and Sublessee, on all improvements upon the Subleased Premises, in an amount not less than the full replacement value thereof (excluding excavation, footing and foundation costs), with agreed amount endorsement and deductibles of no greater than $5,000.00. Such replacement cost shall be determined from time to time (but not more frequently than once every three years) at Sublessor's request. Sublessee shall be responsible for the payment of all deductibles in connection with any and all claims under such insurance policy or policies.

                c. Sublessee shall procure, on any policy of all-risk property insurance covering the Subleased Premises and business personal property contained therein, an appropriate endorsement pursuant to which the insurers waive subrogation or consent to a waiver of right of recovery, and having obtained such endorsements of waiver or consent, each party agrees not to: (i) make any claim against or seek to recover from the other for any loss or damage to its property, or the property of others, resulting from fire or other hazards covered by casualty insurance maintained by such party, except for Sublessor's claim against Sublessee for the payment of deductibles in connection with any claim under such insurance as provided in this paragraph 11; (ii) assign to any insurer or to anyone claiming under or through any insurer, any right or cause of action for damages to said property on or to the Subleased Premises or to the building of which the Subleased Premises are a part, compensated for by property insurance or any of the risks enumerated in any other hazard insurance, specifically including such damage caused by negligence, which it now has or may subsequently acquire against the other party during the term of this Sublease, provided, however, that the release, discharge, exoneration, and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of



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subrogation endorsements consenting to a waiver of right of recovery, and shall be co-extensive therewith.

                d. Said policies of insurance shall: (i) name Sublessor as one of the insureds thereunder, (ii) be maintained at Sublessee's sole cost and expense; and (iii) contain a clause or endorsement to the effect that the policy may not be terminated or materially amended except after 10 days written notice thereof to Sublessor. Within 10 days of the date of this Sublease, Sublessee shall deliver copies of said policies or certificates of insurance to Sublessor.

                e. Sublessee agrees to indemnify, defend and hold harmless Sublessor from and against any and all claims, demands, causes of action, costs, losses or expenses, including attorneys' fees and other legal expenses, or other liabilities for damage to property or injury to, harassment of, or death of any person (including any servant, agent or employee of Sublessee, and any servant, agent or employee of any third party hired or retained by Sublessee) arising out of or in consequence of Sublessee's use of the Subleased Premises, the operation of Sublessee's business on the Subleased Premises (including any contamination of the Subleased Premises or any other property resulting from the presence or use of hazardous material caused or permitted by Sublessee), or any other acts or omissions of the Sublessee or any third party hired or retained by Sublessee (or any servant, agent or employee of any of them). Sublessee's obligations hereunder shall survive the expiration or earlier termination of this Sublease.

        11. Default. Each of the following events shall constitute a default by Sublessee under this Sublease:

                a. Sublessee's failure to pay rent;

                b. Sublessee's failure to pay any other sums to be paid by Sublessee hereunder (and not constituting rent), within 10 days after the respective due date thereof;

                c. Sublessee shall commit or allow to continue any other breach of this Sublease, which shall not have been cured within 20 days after written notice from Sublessor specifying the breach; provided, however, that if the breach cannot be cured within 20 days, Sublessee shall not be in default if within such 20 day period, Sublessee shall have commenced to cure said breach and shall continue its efforts with due diligence;

                d. Sublessee shall file, or a third party shall file against Sublessee, a petition in bankruptcy, liquidation, dissolution or reorganization that remains undismissed for 60 days; or

                e. Sublessee shall make a general assignment for the benefit of all creditors of Sublessee.

        12. Remedies. Upon the occurrence of a default, Sublessor has the right to use any of the remedies below:

                a. Terminate this Sublease and thereupon re-enter and take possession of the Subleased Premises by any means provided by law;



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                b. From time to time, without terminating this Sublease,
re-enter (by any means provided by law) and relet the Subleased Premises for the account of Sublessee, upon such reasonable terms and conditions as Sublessor may deem advisable or satisfactory, in which event rents received for such reletting shall be applied first to the expense of such reletting (including necessary renovations to return the Subleased Premises to a condition equivalent to that of their original condition) and thereafter toward payment of all sums due or to become due Sublessor hereunder. If a sufficient sum shall not be realized or secured from such reletting to pay such sums and other charges, Sublessee shall pay Sublessor any deficiency on a monthly basis. Sublessor shall not, in any event, be required to pay Sublessee any surplus of any sums received by Sublessor on a reletting of the Subleased Premises in excess of the amounts due from Sublessee as provided in this Sublease, but all such excess shall become the property of Sublessor;

                c. Continue this Sublease in full force and effect to the end of the term, notwithstanding the occurrence of such default, and enforce, by all proper and legal means, Sublessor's rights herein, including the monthly collection of rent and other amounts due, including without limitation, late payment fees and interest on the amounts due under this Sublease; or

                d. Pursue any other remedy available at law or equity. All remedies provided in this Sublease shall be cumulative and nonexclusive.

        13. Sublessee's Financial Condition. Within ten (10) days after written request from Sublessor, Sublessee shall deliver to Sublessor such financial statements as Sublessor reasonably requires to verify the net worth of Sublessee. Sublessee represents and warrants to Sublessor that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Sublease.

        14. Commissions. Sublessor and Sublessee each hereby represents and warrants to the other that it has not entered into any contracts whatsoever with any brokers or finders or in any manner obligated itself to pay any real estate commission or finder's fee on account of this transaction. In connection with the foregoing, each party hereby agrees to indemnify and hold the other harmless from any claim arising out of or related to a breach by such party of its representations and warranties herein contained.

        15. Surrender. Upon the expiration or earlier termination of this Sublease, Sublessee shall deliver the Subleased Premises to Sublessor in the same condition as of the date hereof, reasonable wear and tear excepted. Sublessee shall reimburse Sublessor for and indemnify Sublessor against all damages which Sublessor incurs from Sublessee's delay in vacating the Subleased Premises.

        16. Holdover. In the event Sublessee holds over, following the expiration or termination of this Sublease, Sublessee shall be deemed to be occupying the Subleased Premises as a month-to-month tenant, and shall pay as rent a sum equal to (i) one hundred fifty twenty five percent (150%) of the Rent and (ii) such other charges as are payable hereunder, pro-rated on a



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monthly basis. In no event shall such holding over be deemed to create a tenancy from year-to-year nor shall either Sublessor or Sublessee have the right to create such a tenancy.

        17. Effective Date. Sublessor and Sublessee acknowledge that Sublessor's right to Sublease the Subleased Premises to Sublessee is subject to Sublessor first obtaining the consent of Landlord, accordingly, this Sublease shall not become effective and it shall be of no force and effect until such consent is obtained. In addition, this Sublease is subject to Sublessor's reference checking on Sublessee.

        18. Assignment; Subletting. Sublessee shall not assign this Sublease nor sublet the Subleased Premises, in whole or in part, and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

        19. Right of Entry. Sublessor hereby reserves the right for itself, and its duly authorized agents and representatives, at all reasonable times, to enter upon the Subleased Premises for the purpose of inspecting the same and showing the same to any prospective tenant, purchaser or encumbrancer, and for all other reasonable purposes. Nothing contained herein shall imply or impose any duty on Sublessor to inspect the Subleased Premises.

        20. Merger. All prior understandings and agreements between Sublessor and Sublessee are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by a signed written agreement.

        21. Waiver. No waiver of any breach hereof by Lessor shall be considered to be a waiver of any other or subsequent breach.

        22. Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor and Sublessee, and their respective executors, administrators, successors and assigns.

        23. Governing Law. This Sublease shall be governed by and interpreted in accordance with the laws of the State of Utah.

        24. Counterparts. This Sublease may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Sublease may be delivered by facsimile.

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease to be effective as of the date first above written.

SUBLESSOR:                             SUBLESSEE:

Enmax Corporation                      EnvironMax.com, Inc
a Utah corporation                     a Utah corporation


By: /s/ Charles M. Meredith            By: /s/ Fred Nichols
Print Name:                            Print Name:
Title: Executive Vice President        Title: President



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                                 LEASE AGREEMENT

        This Agreement ("Lease") is entered into this 13th day of March, 1997 in Ogden, Utah, by and between, Stacey Properties a Utah Limited Partnership ("Landlord") and ENMAX Corp. a Utah corporation ("Tenant").

        1. PREMISES

        Landlord leases to Tenant and Tenant leases from Landlord the Premises located at 370 S. 500 E., Suite 120 in the city of Clearfield, Davis County, Utah.

        2. TERM AND OBLIGATION TO PAY RENT.

        The term of this lease shall be for a period of twenty four (24) months. Tenant's obligation to pay the rental payments hereunder, and the term of this Lease shall commence upon June 15, 1998. This Lease Agreement shall terminate at midnight, June 14, 2000, unless extended as provided herein.

        3. BASE RENT AND MONTHLY INSTALLMENTS.

        The total base rent due under this Lease is Twenty Nine Thousand Thirty Dollars and 40 cents ($29,030.40). Tenant agrees to pay to Landlord at such place as Landlord may designate, without prior demand therefor and without any deduction or setoff whatsoever, as fixed minimum guaranteed rent on a monthly basis ("Minimum Monthly Rent"), lawful money of the United States of America, in advance on the first day of each calendar month during the term of the lease, as follows:

        a. Beginning June 15, 1998 for that month and each of the next Twenty Four (24) consecutive months (ending June 14, 2000) Tenant agrees to pay Landlord the sum of One Thousand Two Hundred and Nine Dollars and Forty Cents. ($1,209.40). Due on the first of each month.

        4. OPTION TO RENEW

        Provided that the Tenant is not in default and notifies the Landlord within ninety (90) days prior to the conclusion of the term of this Lease, Tenant shall have the option to renew this Lease for three (two) year terms with terms to be negotiated, also tenant shall have first right of refusal to lease any adjoining space, if space has been vacated.

        5. SECURITY DEPOSIT

        Upon commencement of this lease, Tenant shall pay a security deposit in the amount of One Thousand Two Hundred and Nine Dollars and Forty Cents ($1,209.40) (in addition to the first month's rent) which Landlord is hereby authorized to use in partial or full satisfaction of any sums due Landlord from Tenant for unpaid current or future rent, cleaning or painting, repair or damage to the Premises, services rendered by Landlord to Tenant, and any other sums due



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Landlord. Landlord agrees to refund to Tenant any unused portion of the security deposit within thirty (30) days after Tenant's occupancy terminates.

        6. ALTERATIONS.

        Tenant shall not make, or suffer to be made, any construction work or alterations of the demised premises on any part thereof, without the prior written consent of Landlord, and any additions to or alterations of said premises, except moveable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord.

        7. INSURANCE.

        The Landlord, at its own cost and expense will keep the building insured against fire (with such additional coverage commonly known as supplemental contract or extended coverage's the Landlord may elect to procure. The Tenant shall at all times during the terms of this Lease, at its own cost, carry fire insurance on contents and also, third party liability, claims or damages, costs and reasonable attorney's fees incurred by Landlord as a result of any injury or damages suffered or claimed by anyone because of the condition, use, or occupancy of the leased premises. Such liability insurance shall have limits of not less than $1,000,000 for injury to one person in the one occurrence, and $100,000 for property damage.

        The Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant, as the case may be, their respective risk generally covered by fire and extended coverage insurance including all risk; and the parties each, on behalf of their respective insurance companies insuring the property of either the Landlord or the Tenant against any such loss, waive any right of subrogation that it may have against the Landlord or the Tenant, as the case may be.

        8. TAXES AND ASSESSMENTS.

        The Tenant shall pay his prorated real estate taxes and assessment's, in addition, Tenant shall pay monthly, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises. Monthly taxes to be $110.00, due and payable monthly with base rent. Property taxes shall be adjusted annually.

        9. UTILITIES.

        Tenant agrees to pay all applicable costs for power, gas and telephone.

        10. MAINTENANCE.

        Tenant accepts this lease and the demised premises described herein in its present condition, including tenant improvements as indicated in paragraph 25, and agrees to occupy the same in a lawful manner and will keep and maintain at its expense such premises at all times in a good, clean and orderly condition and state of repair, reasonable wear and tear and damage by time or the elements excepted. Landlord also agrees to provide at its expense proper and



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adequate snow removal services (including the parking lot, sidewalks and rights of way) for all tenants in the building. Should Tenant fail to keep the premises in a good, clean and orderly condition.

        Landlord may elect to bring premises up to such standard and bill Tenant for expenses so incurred. Landlord shall be responsible for maintaining the same according to the standards consistent with local practices, including the roof, exterior walls, structural repair, exterior painting, landscaping, yard surfacing, furnaces, air conditioners and replacement of exterior lights. Tenant shall be responsible for other maintenance and repairs pertaining to the leased premises not mentioned above, including the interior part of the Premises, interior doors, interior plumbing and electrical, janitorial services, interior lighting fixtures, globes and tubes, in good order condition and repair, including the replacement thereof when necessary, and including reasonable periodic painting where necessary.

        11. FORCE MAJEURE

        Should the leased premised or any part thereof during the term of the lease b destroyed or damaged by fire or other causes so as to render the same unfit for use by Tenant, then the rent heretofore reserved shall be proportionately adjusted according to the nature and extent of the injury sustained, until such premises can be put in proper condition for use by the Tenant and Tenant may at his option terminate this agreement in the event such casualties are of the type which substantially destroy the use of the premises.

        12. INSPECTION AND "FOR RENT" SIGN.

        Landlord or its agents or employees reserves the right to enter leased premises upon twenty four (24) hours prior notice to Tenant and during regular business hours (9:00 am to 5:00 pm) to examine the condition thereof, to repair, to clean, protect, or improve the building or the leased premises and any and all things pertaining thereto. Commencing at any time within ninety (90) days before the expiration of this lease, the Landlord shall have the right to exhibit the Premises and to put or keep on the doors or windows thereof a "For Rent" sign.

        13. ATTORNMENT.

        Tenant shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by landlord covering the leased premises, attorn to the purchaser upon any such foreclosure for sale and recognize such purchaser as the Landlord under this lease.

        14. PROHIBITION AGAINST ASSIGNMENT AND SUBLETTING.

        Tenant shall not assign or sublet this Lease or the Premises without the prior written consent of landlord, which consent shall not be unreasonably withheld.

        15. USE OF PREMISES.



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        Tenant agrees to use the Premises for its stated use only, and not any other use which violates regulations promulgated from time to time by Landlord, restrictions imposed by Landlord's insurance carrier or applicable laws and regulations. Tenant's stated use of premises shall be for the purpose of General Office. Tenant shall deliver up the Premises upon termination of this Lease in the same condition as the commencement of this Lease, reasonable wear and tear excepted.

        16. SMOKING.

        Pursuant to the Utah Clean Air Act, smoking anywhere in the Premises is prohibited. Smoking is allowed, however, outside the building, subject to proper disposal of smoking material.

        17. SURRENDER.

        17.1 Upon expiration of the Lease term or earlier termination on account of default or otherwise, Tenant shall deliver all keys to Landlord, remove its property therefrom, and surrender the Premises to landlord.

        17.2 If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all the provisions of this Lease. If a month to month tenancy results from a holdover by Tenant, the tenancy shall be terminable at the end of any monthly rental period on written notice from the Landlord given not less than thirty (30) days prior to the termination date which shall be specified in the notice.

        18. DEFAULT BY TENANT.

        The following shall be defaults under this Lease:

        a. Failure of Tenant to pay any rent or charge within ten (10) days after written demand there of from Landlord.

        b. Failure of Tenant to comply with any other term or condition of this Lease within thirty (30) days after written demand thereof from Landlord.

        c. Insolvency of Tenant; assignment by Tenant for the benefit of creditors; filing by Tenant of a voluntary petition in bankruptcy; adjudication that Tenant is bankrupt or the appointment of a receiver of Tenant's properties; filing of any involuntary petition in bankruptcy and failure of Tenant to secure dismissal of the petition within thirty (30) days after filing; attachment or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within thirty (30) days.

        19. REMEDIES FOR DEFAULT BY TENANT.

        Upon default, Landlord may exercise one or more of the following remedies in addition to any other remedies available upon applicable law:



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        a. Landlord may terminate the lease by Notice to Tenant. Termination shall be without prejudice to landlord's right to recover damages for the default.

        b. Landlord may terminate Tenant's right to possession of the Premises and retake possession if necessary and relet the premises upon any reasonable terms.

        c. Whether or not the Lease is terminated or possession is retaken, Landlord may recover all damages caused by the default. Landlord may, in one action recover accrued damages plus damages attributable to the remaining term of the Lease equal to the present value of the difference between the rent under this lease and a reasonable rental value in the Premises.

        20. PAST DUE SUMS.

        If Tenant fails to pay, when the same is due and payable, or within ten
(10) days thereof, any rent, or other sums required to be paid by it hereunder, Tenant agrees to pay a five percent (10%) service charge to landlord on all such unpaid amounts and agrees to pay interest on all unpaid amounts from the due date thereof until paid at the rate of eighteen percent (18%) per annum, both before and after judgment.

        21. INDEMNIFICATION.

        Landlord and Tenant will each defend, indemnify and hold harmless each other from and against all losses, claims, damages and expenses resulting from any accident or other occurrence on or about the Premises caused by the negligence of either party, their agents or employees and resulting in injury or death to any person or damage to any property, except when such injury, damage or death is due to the negligence of (or results from a breach of this Lease's terms and conditions by) either party, their successors or assigns.

        22. TERMINATION.

        If Tenant shall fail to pay rent or other obligations hereunder, fail to abide by any rule or regulation, or be absent from the premises without notice to Landlord for more than fourteen consecutive days, and such default shall continue for a period of five days after written notice thereof from Landlord to Tenant, Landlord shall have the right to terminate this Lease at the end of said five-day cure period. Upon termination, Tenant agrees to immediately vacate the Premises.

        23. ATTORNEY'S FEES.

        In the event either party shall enforce the terms of this Lease or any right of either party, by suit or otherwise, the unsuccessful party shall pay the costs and expenses incident thereto, including reasonable attorneys' fees.

        24. NOTICES.



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        All notices to either party shall be in writing and shall be deemed delivered when personally served upon such other party or mailed in the United States mail, registered or certified with return receipt requested, to the following addresses:

        25. TENANT IMPROVEMENT.

        Landlord shall paint and recarpet said space prior to occupancy. Colors to be neutral and to be agreed upon by Landlord and Tenant. Painting shall include all cabinets and wood walls. Landlord shall provide best efforts to complete space by June 15, 1998. In the event of a delay, occupancy shall be adjusted accordingly.

      If to Landlord:                  If to Tenant:

      STACEY PROPERTIES                ENMAX CORP.
      5114 SCENIC RIDGE DRIVE          370 S. 500 E. SUITE 120
      LAS VEGAS, NV.  89113            CLEARFIELD, UTAH

        26. ENTIRE AGREEMENT AND AMENDMENT.

        This Lease states the entire agreement of the parties, and supersedes all prior agreements between or representations made by the parties, if any. This Lease may be amended only by a writing signed by bother parties.

        27. AUTHORITY OF SIGNATORIES.

        Each person executing this lease individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the entity for which he is signing (whether it be a corporation, general or limited partnership, limited liability company, or otherwise), and that this lease is binding upon said entity in accordance with its terms.

        Dated this 5/31 day of ____________, 1998.

LANDLORD:                              TENANT:
        a Utah _________________               a Utah Corporation

BY:                                    BY: /s/ Genowefa Craig

ITS:                                   ITS: /s/ Treasurer



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

FROM:   STACEY PROPERTIES                          SEPTEMBER 1, 1998

TO:     ALL LAKESIDE OFFICE PLAZA TENANTS

RE:     LEASE ASSIGNMENT

DEAR TENANT:

PLEASE BE ADVISED THAT AS OF AUGUST 31ST, 1998, YOUR OFFICE BUILDING LOCATED AT 370 SOUTH 500 EAST, CLEARFIELD, UTAH, HAS BEEN PURCHASED BY THE SCOTT GROUP, L.L.C., AND ALL LEASE AGREEMENTS FOR SAID BUILDING HAVE BEEN ASSIGNED TO THE SCOTT GROUP, L.L.C.

PLEASE MAKE ALL FUTURE LEASE PAYMENTS AND ALL FUTURE INQUIRIES TO:

               THE SCOTT GROUP, LAKESIDE
               545 WEST 500 SOUTH, STE. 180
               BOUNTIFUL, UTAH 84010-8100
               (801) 294-3200

RESPECTFULLY

/s/ Sandra Stacey
SANDRA STACEY
STACEY PROPERTIES



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

                                   EXHIBIT "D"

                              TENANT'S CERTIFICATE

        The undersigned as Tenant under that certain Lease dated March 13, 1998 made and entered into between Landlord, hereby certifies that the undersigned has entered into occupancy of the Premises described in said Lease and that the Commencement Date of said Lease agreed upon is June 15, 1998 and the termination date is June, 2000.

        The undersigned also certifies that all conditions of said Lease to be performed by Landlord and necessary to the enforceability of said Lease have been satisfied and that there are no defaults by either Tenant or Landlord thereunder and that no rents have been prepaid, other than as provided in said Lease, and that on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord. Furthermore, the undersigned hereby claims all rights, title or interest in said premises except the rights granted by said Lease and certifies that said Lease is in full force and effect and has not been assigned, modified, supplemented, or amended in any way except:

Executed this 27 day of August, 1998.

ENMAX,
a Utah corporation

By /s/ Genowefa Craig
(Print Name)

Its /s/ Treasurer



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